MARTHA STEWART LIVING OMNIMEDIA, INC.
601 WEST 26TH STREET, 9TH FLOOR
NEW YORK, NY 10001

VOTE BY INTERNET
Before the Meeting - Go to **www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time [ ]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time [ ]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON
You may vote in person by attending the Special Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96208-S36460

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MARTHA STEWART LIVING OMNIMEDIA, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

	For	Against	Abstain
1. To approve and adopt the Agreement and Plan of Merger, dated as of June 22, 2015 (as it may be amended from time to time), between Martha Stewart Living Omnimedia, Inc., Sequential Brands Group, Inc., Singer Madeline Holdings, Inc., Singer Merger Sub, Inc., and Madeline Merger Sub, Inc.	☐	☐	☐
2. To adjourn the MSLO special meeting, if necessary or advisable, to solicit additional proxies if there are not sufficient votes to approve the MSLO merger proposal.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, certain compensation that may be paid to MSLO's named executive officers in connection with the consummation of the MSLO merger.	☐	☐	☐

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of the 2015 Special Meeting of Stockholders, Proxy Statement and Letter to Stockholders are available at www.proxyvote.com.

M96209-S36460

MARTHA STEWART LIVING OMNIMEDIA, INC.
SPECIAL MEETING OF STOCKHOLDERS [ ]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MARTHA STEWART LIVING OMNIMEDIA, INC.

The undersigned hereby appoints Daniel W. Dienst and Kenneth P. West as proxies and attorneys in-fact, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, all the shares of Class A Common Stock of Martha Stewart Living Omnimedia, Inc. (the "Company") standing in the name of the undersigned on [ ], with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held on [ ] at [ ]or via the Internet at www.virtualshareholdermeeting.com/mso2015 on [ ] or at any adjournment or postponement thereof. Receipt of the Notice of the 2015 Special Meeting of Stockholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. **If you do not give any direction, the proxy will be voted "FOR" Proposal 1, "FOR" Proposal 2, "FOR" Proposal 3 and in the discretion of the proxies upon such other matters as may properly come before the 2015 Special Meeting.**

In order for your vote to be submitted by proxy, you must (i) properly complete the telephone or Internet voting instructions no later than 11:59 p.m. Eastern Time on [ ] or (ii) properly complete and return this proxy card so your vote is received prior to the vote at the 2015 Special Meeting of Stockholders. Submitting your proxy by mail, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

Continued and to be signed on reverse side